Exhibit 99.1

       EvergreenBancorp, Inc. Declares Quarterly Cash Dividend


    SEATTLE--(BUSINESS WIRE)--Oct. 22, 2004--The Board of Directors of EvergreenBancorp, Inc. (OTCBB:EVGG) has approved a quarterly cash dividend upon the common stock of the company, President and CEO Gerald O. Hatler announced today.
    A cash dividend of eight cents per share will be payable on November 15, 2004 to shareholders of record as of the close of business on November 1, 2004.
    EvergreenBank, a wholly owned subsidiary of EvergreenBancorp, Inc. is one of the few locally owned, independent commercial banks left in the Puget Sound region. Founded in 1971, it has four offices: near I-5 in downtown Seattle, on 196th Street S.W. in Lynnwood, on 110th N.E. in Bellevue, and on S. 320th Street in Federal Way. A fifth branch is scheduled to open next month in the South Lake Union community of Seattle at 315 Westlake Avenue North.
    EvergreenBancorp stock trades on the Over-The-Counter Bulletin Board under the EVGG symbol. Visit www.evergreenbancorp.com to learn more.


    CONTACT: EvergreenBancorp, Inc.
             Bill Filer, 206-628-4263
             bill.filer@evergreenbank.com